UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☒ Soliciting Material Pursuant to §240.14a-12

PLX Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 Corporate Communications

Letter to Balch Hill Capital, LLC

March 15, 2012

Mr. Simon J. Michael
Manager
Balch Hill Capital, LLC
PO Box 7775
San Francisco, CA  94120

Dear Mr. Michael:

The Board is in receipt of your letter dated March 13, 2012.  We appreciate your views and value your input, as we do from all of our shareholders – particularly ones like yourself that have a significant position and understand our business.

We agree with you whole-heartedly that a protracted proxy contest would be disruptive, expensive, and not in the best interest of the company or our shareholders.  In that regard, and further to your expressed willingness to potentially reach a mutually agreeable resolution, I can assure you that we are open and receptive to changes if such change would ultimately add value.

I therefore reiterate that our offer still stands to make the Chairman of our Nominating and Governance Committee available to interview the nominees you have put forth at their convenience.  That is our corporate procedure when considering potential director candidates and would be the starting point to any changes at the Board level.  We look forward to moving this process forward in an expeditious manner.

Sincerely,

/s/ Ralph Schmitt
Ralph Schmitt
President, CEO and Director
On Behalf of the Board of Directors

cc:  PLXT Board of Directors

IMPORTANT ADDITIONAL INFORMATION

PLX Technology, Inc. plans to file with the SEC and make available to its stockholders a proxy statement and a white proxy card in connection with its 2012 annual meeting.  PLX advises its stockholders to read the proxy statement relating to the 2012 annual meeting when it becomes available, because it will contain important information.  Stockholders may obtain a free copy of the proxy statement and other documents (when available) that PLX files with the SEC at the SEC’s website at www.sec.gov.  The proxy statement and these other documents may also be obtained for free from PLX by directing a request to PLX Technology, Inc., Attn: Corporate Secretary, or from PLX at www.plxtech.com.

PLX, its directors and named executive officers are participants in the solicitation of PLX’s stockholders in connection with its 2012 annual meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in PLX’s proxy statement filed with the SEC on April 25, 2011, for the 2011 annual meeting.  To the extent holdings of PLX securities by directors and certain officers have subsequently changed, such changes have been reflected on Forms 4 filed with the SEC.